UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2006
Illumina, Inc.
(Exact name of registrant as specified in its charter)
000-30361
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
9885 Towne Centre Drive, San Diego, CA 92121
(Address of principal executive offices) (Zip code)
(858) 202-4500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 1, 2006, Illumina, Inc. issued a press release announcing financial results for the fourth quarter and fiscal year ended January 1, 2006. The full text of the Company’s press release is attached hereto as Exhibit 99.1.
The press release attached hereto as Exhibit 99.1 contains net loss and net loss per share information that excludes the effect of a one-time charge for in-process research and development related to the Company’s acquisition of CyVera Corporation in April 2005. This information constitutes a “non-GAAP financial measure,” within the meaning of the rules and regulations of the Securities and Exchange Commission. Management has included this information because it believes that, due to the nature and expected infrequency of the one-time charge, the information allows investors to better compare the Company’s financial performance from period to period and to better assess the trends that affect the Company’s core business.
This Form 8-K, including the exhibit hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as “filed” under, the Securities Exchange Act of 1934, as amended. The information in this report shall not be incorporated by reference into any filing of Illumina, Inc. with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press release dated February 1, 2005 announcing Illumina Inc.’s financial results for the fourth quarter and fiscal year ended January 1, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: February 1, 2006	By:	/s/ Christian O. Henry

Christian O. Henry Vice President and Chief Financial Officer

ILLUMINA, INC.
INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated February 1, 2005 announcing Illumina Inc.’s financial results for the fourth quarter and fiscal year ended January 1, 2006.